UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2015

American Realty Capital Healthcare Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36394	27-3306391
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue

New York, New York 10022

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 1.01 by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On January 16, 2015, in connection with the consummation of the Merger (as defined below), all indebtedness, liabilities and other obligations under the First Amended and Restated Senior Unsecured Credit Agreement, dated as of July 24, 2013, by and among the OP (as defined below), Key Bank National Association, as agent for the lenders, and the other parties thereto, as amended by the First Amendment thereto, dated as of January 23, 2014, and the Second Amendment thereto, dated as of April 7, 2014 (the “Credit Agreement”), were repaid in full and the Credit Agreement was terminated. No early termination penalties were incurred by the OP or HCT (as defined below) in connection with such termination.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 16, 2015, Ventas, Inc. (“Ventas”) completed its acquisition of American Realty Capital Healthcare Trust, Inc. (“HCT”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of June 1, 2014, as amended (the “Merger Agreement”), by and among Ventas, HCT, Stripe Sub, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Ventas (“Merger Sub”), Stripe OP, LP, a Delaware limited partnership of which Merger Sub was the sole general partner prior to the acquisition (“OP Merger Sub”), and American Realty Capital Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership of which HCT was the sole general partner prior to the acquisition (the “OP”).  Pursuant to the Merger Agreement, on January 16, 2015, HCT merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving entity and as a wholly owned subsidiary of Ventas, and immediately thereafter OP Merger Sub merged with and into the OP (the “Partnership Merger” and together with the Merger, the “Mergers”), with the OP continuing as the surviving partnership and a wholly owned subsidiary of Merger Sub with the name “Ventas Realty Capital Healthcare Trust Operating Partnership, L.P.” (the “Surviving Partnership”).

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share (“HCT Common Stock”), of HCT issued and outstanding immediately prior thereto (other than shares owned by HCT, Ventas or any of their respective wholly owned subsidiaries, which shares were canceled) was converted into the right to receive either (i) 0.1688 of a share of common stock, par value $0.25 per share (“Ventas Common Stock”), of Ventas (the “Stock Consideration”), with cash paid in lieu of fractional shares, or (ii) $11.33 in cash (the “Cash Consideration” and together with the Stock Consideration, the “Merger Consideration”), at the election of each HCT stockholder.  Each share of HCT Common Stock in respect of which a valid stock or cash election was not made on or prior to the election deadline in accordance with the terms of the Merger Agreement was converted into the right to receive the Stock Consideration, and because the number of shares of HCT Common Stock for which a valid cash election was made prior to the election deadline was less than 10% of the outstanding shares of HCT Common Stock, no proration of Cash Consideration was necessary under the Merger Agreement.

Each restricted share of HCT Common Stock granted pursuant to HCT’s equity plans and outstanding immediately prior to the Effective Time vested in full immediately prior to the Effective Time and was entitled to receive the Merger Consideration determined in accordance with, and otherwise subject to the terms and conditions of, the Merger Agreement.

Ventas issued approximately 28.4 million shares of Ventas Common Stock and paid an aggregate amount of approximately $11.1 million in cash (excluding cash in lieu of fractional shares) to HCT stockholders as Merger Consideration.

At the effective time of the Partnership Merger, each OP limited partnership unit issued and outstanding immediately prior thereto, including the 5,613,374 units issued to American Realty Capital Healthcare Special Limited Partnership, LLC and 1,443,897 units held by individual affiliates of American Realty Capital Healthcare Advisors, LLC, was converted into a newly created class of limited partnership units of the Surviving Partnership (“Class C Units”) at the 0.1688 exchange ratio payable to HCT stockholders in the Merger, net of any Class C Units withheld to pay taxes. Also at the effective time of the Partnership Merger, the Second Amended and Restated Agreement of Limited Partnership of the Surviving Partnership was amended and restated as contemplated by the Merger Agreement. Subject to the terms of the amended and restated limited partnership agreement of the Surviving Partnership, each Class C Unit is entitled to distributions payable in respect of one share of Ventas Common Stock and is redeemable for one share of Ventas Common Stock (subject to adjustment upon the occurrence of certain events), or, at Ventas’s election, an equivalent amount in cash.

The description of the Merger Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by HCT on June 1, 2014, as amended pursuant to the First Amendment to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by HCT on September 16, 2014, each of which is incorporated in this Item 2.01 by reference.

A copy of the press release issued by Ventas and HCT on January 16, 2015 announcing the completion of the Merger is filed herewith as Exhibit 99.1 and is incorporated in this Item 2.01 by reference.

Item 3.01. Notification of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, HCT notified the NASDAQ Global Select Market (“NASDAQ”) on January 16, 2015 that the Merger had been completed and that each outstanding share of HCT Common Stock (other than shares owned by Ventas, HCT or any of their respective wholly owned subsidiaries, which shares were canceled) was converted into the right to receive the Merger Consideration, subject to the terms and conditions of the Merger Agreement. HCT requested that NASDAQ file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the delisting of shares of HCT Common Stock and the deregistration of shares of HCT Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Shares of HCT Common Stock were delisted and removed from trading on NASDAQ immediately after the close of trading on January 16, 2015.

In addition, HCT intends to file with the SEC a certification and notice of termination on Form 15 requesting that shares of HCT Common Stock be deregistered under Section 12(g) of the Exchange Act and that HCT’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the HCT Common Stock be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

At the Effective Time, holders of shares of HCT Common Stock outstanding immediately prior thereto ceased to have any rights as stockholders of HCT, other than the right to receive the Merger Consideration in accordance with the Merger Agreement. Accordingly, such holders receiving only Cash Consideration no longer have any interest in HCT’s future earnings or growth.

The information set forth in Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

Item 5.01. Changes in Control of Registrant.

On January 16, 2015, HCT merged with and into Merger Sub, a direct, wholly-owned subsidiary of Ventas, resulting in a change of control of HCT. The Merger Consideration was funded through the issuance of shares of Ventas Common Stock, assumption of debt, borrowings under Ventas’s revolving credit facility and cash on hand.

The information set forth in Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated in this Item 5.01 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of HCT was held on January 15, 2015 (the “Special Meeting”).  At the Special Meeting, HCT stockholders were asked to vote on matters related to the Merger. HCT previously filed with the SEC the definitive proxy statement and related materials pertaining to the Special Meeting, which describe in detail each of the proposals submitted to stockholders at the Special Meeting. Stockholders owning a total of approximately 113,504,393 shares of HCT Common Stock were present in person or represented by proxy at the Special

Meeting, representing approximately 67% of the shares of HCT Common Stock outstanding as of the record date for the Special Meeting and entitled to vote. The final results for the votes regarding each proposal are set forth below.

Proposal One: To approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

For	Against	Abstained	Broker Non-Votes
110,904,288	715,293	1,884,812	0

Proposal Two: To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT in connection with the Merger.

For	Against	Abstained	Broker Non-Votes
84,138,863	27,366,542	1,998,988	0

No other proposals were submitted to a vote of HCT’s stockholders at the Special Meeting.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press release issued by Ventas and HCT on January 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIPE SUB, LLC, AS SUCCESSOR TO AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Date: January 20, 2015	By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Ventas and HCT on January 16, 2015.